UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2016

OCERA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On June 22, 2016, management of Ocera Therapeutics, Inc. (the “Company”) will participate at the JMP Securities Life Sciences Conference being held at the St. Regis in New York, New York. The Company’s formal presentation will take place on Wednesday, June 22, 2016 at 11:00 AM Eastern Time. A live audio webcast of the presentation will be available in the "Investors" section of the Company's website, www.ocerainc.com. A replay of the presentation will be available for 60 days following the conference for those unable to listen live.

The Company’s presentation will include an enrollment update on the Company’s “STOP-HE” Phase 2b clinical trial of intravenously administered OCR-002, which has enrolled approximately 180 patients as of June 20, 2016. The Company’s presentation will also include an update to its previous financial guidance. Based on its current operating plan, the Company believes that it has sufficient cash to fund its operations into the fourth quarter of 2017. As of March 31, 2016, the Company had, cash, cash equivalents and investments of approximately $39.9 million.

This foregoing disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the SEC, that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements.

The information under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2016	Ocera Therapeutics, Inc.

	By:	/s/ Michael Byrnes
	Name:	Michael Byrnes
	Title:	Chief Financial Officer and Treasurer

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